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                                                                  PRESS RELEASE


CONTACTS:
INVESTOR RELATIONS           EDITORIAL
Supriya Venkat               Jonathan Bloom
Oak Technology, Inc.         McGrath/Power Public Relations
(408) 328-6899               (408) 727-0351
supriyav@oaktech.com         jonathan_bloom@mcgrathpowerpr.com


           OAK TECHNOLOGY ANNOUNCES Q2'98 RESULTS AND BUSINESS UNIT
                                 RESTRUCTURING

     - COMPANY TO FOCUS ON THREE CORE MARKETS AND DIVEST ITS INTERESTS IN PC AUDIO AND GRAPHICS
     -    NEW PRESIDENT AND NEW ADDITION TO BOARD OF DIRECTORS
     -    UP TO TWO MILLION SHARE STOCK REPURCHASE AUTHORIZED

Sunnyvale, Calif. - January 22, 1998 - Simultaneously with releasing its fiscal second quarter results, Oak Technology (NASDAQ: OAKT) today announced that it would refocus its efforts by concentrating on three core markets: Optical Storage, Consumer Electronics and Digital Office Equipment and therefore, will divest its graphics and audio businesses. The Company also announced that it has elected a new president and a new member to its Board of Directors. Furthermore, the Company announced its Board of Directors has authorized the repurchase of up to two million shares of its Common Stock.

RESULTS FOR Q2 '98

     The Company today reported results for the second fiscal quarter of 1998 ending December 31, 1997. Net sales for the quarter were $49.4 million, an increase of 4 percent over the second fiscal quarter of 1997 net sales of $47.6 million. Net income of $7.6 million compares to net income of $13.2 million in the comparable period of fiscal 1997. Diluted net income per share of $0.18 compares with net income of $0.31 per diluted share in the second quarter of fiscal 1997. Net income for the quarter ending December 31, 1997 includes non-operating income of approximately $4.8 million or $0.07 per diluted share net of taxes, resulting from a favorable legal settlement. Net income for the second quarter of fiscal 1997 includes the impact of favorable inventory-related adjustments of approximately $14.5 million to cost of revenues.

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OAK ANNOUNCES Q2 '98 RESULTS AND BUSINESS RESTRUCTURING-2

The Optical Storage business continued to account for the largest portion of Oak's business, representing approximately 80 percent of the Company's revenues during the fiscal second quarter. The business continues to experience pressure from new competitors entering the market, pressure from the sub-$1000 PC segment for lower-cost components, and the effects of a strong dollar versus Asian currencies. Due to these factors as well as lower PC unit demand after the holiday season, the company expects it may incur a loss from operations in the March quarter.

FOCUS ON THREE CORE MARKETS; DIVESTITURE OF PC AUDIO AND GRAPHICS INTERESTS

     The Company has made a strategic decision to focus all its resources on its three core markets: Optical Storage, Consumer Electronics, and Digital Office Equipment. As a result of this decision, the Company plans to divest its interests in PC audio and graphics.

     "In order to extend our leadership positions in the Optical Storage and Digital Office Equipment markets and expand our presence in the Consumer Electronics market, we have decided to focus all of our resources on these strategically important core markets," stated David D. Tsang, chairman and chief executive officer of Oak Technology. "For our PC audio and graphics divisions, we are actively seeking interested parties that can leverage these businesses with their own to achieve maximum value," further stated Tsang.

     "Our PC audio and graphics businesses combined accounted for less than 5 percent of this quarter's revenues and approximately 20 percent of operating expenses," continued Tsang. "The audio and graphics semiconductor markets are highly competitive and we believe they offer limited opportunities for Oak. We also believe that there is value in what we have developed and that for the right company, acquiring these businesses can offer a tremendous head start."

ADDITIONS TO THE EXECUTIVE MANAGEMENT TEAM AND BOARD

     The Company also announced today Mr. Richard Black will join Oak's executive management team as president. Mr. Black joined the Company's Board of Directors in 1987 and will continue to serve as a director. He has been president and CEO of three large companies, two with sales in excess of one billion dollars. His management experience spans diverse fields such as electronic publishing equipment and software, networking hardware, semiconductors, and interactive video software.

     The Company also stated that it has added Mr.Young Sohn, president of Quantum Corporation's Enterprise and Personal Storage Group, to its Board of Directors. Mr. Sohn was president and managing director of Quantum Asia-Pacific until June 1994. Prior to joining Quantum in 1992, he spent nine years as a marketing and sales executive at Intel Corporation.


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OAK ANNOUNCES Q2 '98 RESULTS AND BUSINESS RESTRUCTURING-3

     "I am excited to announce these new additions to the Oak team," said Tsang. "with Rick as part of the executive management team, I expect to concentrate on strategic direction and key customer relationships while Rick will be responsible for the day-to-day operations of the Company. In addition, we look forward to utilizing Mr. Sohn's industry experience on our Board to help guide the Company as we move forward."

STOCK REPURCHASE PLAN

     The Company's Board of Directors today approved a stock repurchase plan authorizing the purchase of up to two million shares of Oak Technology Common Stock. Repurchases will be made from time to time in open market or privately negotiated transactions. The plan authorizes, but does not require, Oak to purchase all two million shares. Actual repurchases in any period will depend on market conditions and other factors and could be in substantially lesser amounts. The repurchase program is authorized for one year, unless further extended by the Board.

BUSINESS REVIEW FOR SECOND FISCAL QUARTER '98

OPTICAL STORAGE

     During the quarter, the Company demonstrated its continued commitment to expanding its product offerings as well as achieving higher levels of product integration in Optical Storage. The OTI-9325, announced in the second quarter, is an integrated, high-performance three-in-one CD-ROM controller. Although integrated products have higher ASPs (average selling prices) than the Company's single-function products, gross margins will continue to come under pressure from the competitive environment of this market. During the quarter, the Company continued to ship its OTI-975 CD-RW controller which is used in leading CD-RW drives in the market today, and sampled the OTI-9800 DVD-ROM controller.

CONSUMER ELECTRONICS

     The Company's Consumer Electronics business comprises Oak's existing MPEG-1 decoders used in VideoCD players, MPEG-2/Dolby Digital decoders for the DVD player market, and DVD navigation software. This month, Oak announced the OTI-257, a highly integrated, low-cost solution for VideoCD players including karaoke support. "Oak is committed to investing the necessary resources to be competitive in this market and we intend to leverage our MPEG technology with our strong Optical Storage expertise to deliver complete solutions for this developing market," explained Tsang.

DIGITAL OFFICE EQUIPMENT

     Oak believes the Digital Office Equipment market offers growth opportunities and is pursuing these through its Pixel Magic subsidiary. During the quarter, Pixel announced design wins at JetFax and Xerox. Last month, Pixel announced the signing of a letter of intent to acquire Xerographic Laser Images (XLI) which develops products that produce enhanced resolution output from printers, copiers, fax systems and multifunction peripherals. The Company expects to complete this acquisition by the end of its fiscal year.

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OAK ANNOUNCES Q2 '98 RESULTS AND BUSINESS RESTRUCTURING-4

THE FOREGOING STATEMENTS CONTAIN FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FACTORS THAT COULD CAUSE ACTUAL OUTCOME TO DIFFER MATERIALLY FROM THOSE SET FORTH INCLUDE, WITHOUT LIMITATION, MARKET CONDITIONS IN THE PERSONAL COMPUTER AND SEMICONDUCTOR INDUSTRIES, THE DEGREE OF COMPETITIVENESS OF THE COMPANY'S CUSTOMERS, LEVELS OF INVENTORY HELD BY THE COMPANY'S CUSTOMERS, THE RATE AT WHICH THE PC INDUSTRY MOVES TO HIGHER SPEED DRIVES AS WELL AS DVD-ROM DRIVES, AND THE COMPANY'S CUSTOMERS' PERCEPTIONS THEREOF, ECONOMIC CONDITIONS IN ASIA, THE COMPANY'S ABILITY TO CONTROL EXPENSES, AND OTHER RISKS THAT ARE CONTAINED IN DOCUMENTS WHICH THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION. FOR A DISCUSSION OF SUCH RISKS, SEE THE COMPANY'S MOST RECENT SEC FORM 10-K AND 10-Q.

ABOUT OAK TECHNOLOGY

Founded in 1987, Oak Technology, Inc. designs, develops and markets semiconductors and related software to original equipment manufacturers worldwide who serve the optical storage, consumer electronics and digital office equipment markets. Oak has a software design center in Boca Raton, Fla.; a mixed signal design center in Austin, Texas; and subsidiaries in Japan (Oak Technology K.K.), Taiwan (Oak Technology, Taiwan), and Andover, Mass. (Pixel Magic, Inc.). The Company completed its initial public offering in February 1995. Additional information about Oak Technology and its products can be found on the World Wide Web at www.oaktech.com.

Oak Technology and the Oak logo are registered trademarks of Oak Technology, Inc. Pixel Magic is a trademark of Oak Technology. All other product names or Company names are mentioned for identification purposes only, and may be trademarks of their respective holders.

                                     # # #


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OAK ANNOUNCES Q2 '98 RESULTS AND BUSINESS RESTRUCTURING-5

                    OAK TECHNOLOGY, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (Unaudited)


                                                 THREE MONTHS ENDED       SIX MONTHS ENDED
                                                    DECEMBER 31,            DECEMBER 31,
                                                 --------------------    --------------------
                                                   1997        1996        1997        1996
                                                 --------    --------    --------    --------
Net revenues                                      $49,353     $47,611     $92,646     $66,537
Cost of revenues                                   23,233      15,225      43,988      25,441
                                                  -------     -------     -------     -------
     Gross profit                                  26,120      32,386      48,658      41,096

Research and development expenses                  11,921       7,860      22,752      15,954
Selling, general, and administrative expenses       8,090       5,087      14,401       9,380
                                                  -------     -------     -------     -------
     Operating income                               6,109      19,439      11,505      15,762

Nonoperating income                                 5,586         850       9,718       1,984
                                                  -------     -------     -------     -------
     Income before income taxes                    11,695      20,289      21,223      17,746

Income taxes                                        4,093       7,101       7,428       6,211
                                                  -------     -------     -------     -------
     Net income                                   $ 7,602     $13,188     $13,795     $11,535
                                                  -------     -------     -------     -------
                                                  -------     -------     -------     -------

Net income per share:
     Basic                                        $  0.18     $  0.33     $  0.33     $  0.29
                                                  -------     -------     -------     -------
                                                  -------     -------     -------     -------
     Diluted                                      $  0.18     $  0.31     $  0.32     $  0.27
                                                  -------     -------     -------     -------
                                                  -------     -------     -------     -------

Shares used in computing net income per share:
     Basic                                         41,824      40,382      41,716      40,348
                                                  -------     -------     -------     -------
                                                  -------     -------     -------     -------
     Diluted                                       42,643      42,701      42,762      42,399
                                                  -------     -------     -------     -------
                                                  -------     -------     -------     -------


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OAK ANNOUNCES Q2 '98 RESULTS AND BUSINESS RESTRUCTURING-6


                    OAK TECHNOLOGY, INC. AND SUBSIDIARIES

                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (IN THOUSANDS)


                                                           (Unaudited)
                                                           DECEMBER 31,     JUNE 30,
                                                               1997           1997
                                                           ------------   ------------
ASSETS

Current assets:

     Cash and investments                                    $132,946       $145,269
     Accounts receivable, net                                  27,991         24,872
     Inventories                                               12,184         12,322
     Prepaid expenses and other current assets                 24,984         23,472
                                                             --------       --------
         Total current assets                                 198,105        205,935

Property and equipment, net                                    24,892         19,958
Foundry deposits                                               18,265         19,145
Other assets                                                   54,115         42,557
                                                             --------       --------
         Total assets                                        $295,377       $287,595
                                                             --------       --------
                                                             --------       --------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

     Notes payable and current portion of long-term debt     $  9,505       $  7,264
     Accounts payable                                          14,778         16,144
     Other accrued liabilities                                 12,230         14,359
                                                             --------       --------
         Total current liabilities                             36,513         37,767

Long-term liabilities                                           4,440         11,131
                                                             --------       --------
         Total liabilities                                     40,953         48,898
                                                             --------       --------

Stockholders' equity:

     Common stock                                             161,874        159,942
     Retained earnings                                         92,550         78,755
                                                             --------       --------
         Total stockholders' equity                           254,424        238,697
                                                             --------       --------
         Total liabilities and stockholders' equity          $295,377       $287,595
                                                             --------       --------
                                                             --------       --------
